Exhibit 10(p)

RETIREMENT INCOME ASSURANCE PLAN FOR LEGACY FLEET

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)

RETIREMENT INCOME ASSURANCE PLAN FOR LEGACY FLEET

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)

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2.2 No Funding Required	5

2.3 No Claim to Specific Benefits	5

ARTICLE III BENEFITS	6

3.1 Pre-2005 Traditional Benefit	6

3.2 Post-2004 Traditional Benefit	6

3.3 Pre-2005 Cash Balance Benefit	7

3.4 Post-2004 Cash Balance Benefit	8

3.5 Payment of Pre-2005 Benefits to Participants	9

3.6 Payment of Post-2004 Benefits to Participants with a Post-2004 Benefit on August 28, 2006	10

3.7 Payment of Post-2004 Benefits to New Participants after August 28, 2006	12

3.8 General Payment Provisions for Post-2004 Benefits	12

3.9 Vesting	13

3.10 Other Payment Provisions	13

ARTICLE IV ADMINISTRATION	14

4.1 Committee	14

ARTICLE V AMENDMENT OR TERMINATION OF PLAN	15

5.1 Amendment and Termination	15

ARTICLE VI MISCELLANEOUS	16

6.1 Assignment or Alienation	16

6.2 Limitation of Rights	17

6.3 Receipt and Release	17

6.4 Governing Law	17

6.5 Status Under ERISA	17

6.6 Compliance with Section 409A of the Code	17

6.7 Severability	17

6.8 Headings and Subheadings	18

6.9 Nonduplication of Benefits	18

6.10 Social Security Tax	18

6.11 Claims Procedure	18

6.12 Payment for Benefit of Incapacitated Individual	18

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6.13 Limited Effect of Restatement	18

6.14 Binding Effect	19

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RETIREMENT INCOME ASSURANCE PLAN FOR LEGACY FLEET

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)

THIS INSTRUMENT OF AMENDMENT AND RESTATEMENT is executed by BANK OF AMERICA CORPORATION, a Delaware corporation (the “Corporation”);

Statement of Purpose

The Corporation sponsors the Retirement Income Assurance Plan for Legacy Fleet (the “Plan”). The purpose of the Plan is to provide benefits, on a non-qualified and unfunded basis, to certain associates whose benefits under The Bank of America Pension Plan for Legacy Fleet are adversely affected by the limitations of Sections 401(a)(17) and 415 of the Internal Revenue Code, as well as any other limitations that may be placed on highly compensated participants under such plans.

The Corporation is amending and restating the Plan effective January 1, 2009 as set forth herein to (i) reflect certain design changes to the Plan, (ii) provide for the Plan’s documentary compliance with the requirements of Section 409A of the Code and (iii) otherwise meet current needs.

NOW, THEREFORE, for the purposes aforesaid, the Corporation hereby amends and restates the Plan effective January 1, 2009 to consist of the following Articles I through VII:

ARTICLE I

DEFINITIONS

Unless defined herein, any word, phrase or term used in the Plan shall have the meaning given to it in the Basic Plan. However, the following terms have the following meanings unless a different meaning is clearly required by the context:

1.1	Basic Plan

The Bank of America Pension Plan for Legacy Fleet, as amended and in effect from time to time.

1.2	Beneficiary

The “beneficiary” of a Participant under the Basic Plan unless the Participant elects a different Beneficiary for purposes of the Plan in accordance with such procedures as the Global Human Resources Group may establish from time to time. If there is no Beneficiary election in effect under the Basic Plan or the Plan at the time of a Participant’s death, or if the designated Beneficiary fails to survive the Participant, then the Beneficiary shall be the Participant’s surviving spouse, or if there is no surviving spouse, the Participant’s estate.

1.3	Benefit Commencement Date

The date that a Participant’s Pre-2005 Benefit and/or Post-2004 Benefit, as applicable, is paid or begins to be paid.

1.4	Cash Balance Participant

A Participant who is a Cash Balance Participant under the Basic Plan and whose benefits under the Basic Plan are limited by Section 415 or 401(a)(17) of the Code.

1.5	Code

The Internal Revenue Code of 1986, as amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

1.6	Committee

The Bank of America Corporate Benefits Committee.

1.7	Company

Bank of America Corporation, a Delaware corporation, and any successor thereto.

1.8	Delink Calculation Date

The date determined by the Global Human Resources Group that is no more than 75 days after the Participant’s Termination of Employment.

1.9	Global Human Resources Group

The Global Human Resources Group of the Company.

1.10	Participant

(a)      A Cash Balance Participant; and

(b)      A Traditional Participant.

1.11	Participating Employer

The Company, each subsidiary or affiliate that adopts and participates in the Plan and each successor corporation that continues the Plan.

1.12	Plan

The Retirement Income Assurance Plan for Legacy Fleet as in effect from time to time.

1.13	Plan Year

The 12-month period commencing January 1 and ending the following December 31.

1.14	Post-2004 Benefit

(a)      For a Cash Balance Participant, the Post-2004 Cash Balance Benefit; and

(b)      For a Traditional Participant, the Post-2004 Traditional Benefit.

1.15	Post-2004 Cash Balance Benefit

The benefit payable under the Plan to a Cash Balance Participant (or the Cash Balance Participant’s Beneficiary) with respect to amounts that become earned or vested after December 31, 2004, determined as of the Cash Balance Participant’s Benefit Commencement Date in accordance with Section 3.4.

1.16	Post-2004 Traditional Benefit

The benefit payable under the Plan to a Traditional Participant (or the Traditional Participant’s Beneficiary) with respect to amounts that become earned or vested after December 31, 2004, determined as of the Traditional Participant’s Benefit Commencement Date in accordance with Section 3.2.

1.17	Pre-2005 Benefit

(a)      For a Cash Balance Participant, the Pre-2005 Cash Balance Benefit; and

(b)      For a Traditional Participant, the Pre-2005 Traditional Benefit.

1.18	Pre-2005 Cash Balance Benefit

The benefit payable under the Plan to a Cash Balance Participant (or the Cash Balance Participant’s Beneficiary) with respect to amounts earned and vested as of December 31, 2004, determined as of the Cash Balance Participant’s Benefit Commencement Date in accordance with Section 3.3.

1.19	Pre-2005 Traditional Benefit

The benefit payable under the Plan to a Traditional Participant (or the Traditional Participant’s Beneficiary) with respect to amounts earned and vested as of December 31, 2004, determined as of the Traditional Participant’s Benefit Commencement Date in accordance with Section 3.1.

1.20	Termination of Employment

For purposes of the Plan whether a “Termination of Employment” has occurred shall be determined consistent with the requirements of Section 409A of the Code and the Bank of America 409A Policy to the extent applicable.

1.21	Traditional Participant

A Participant who is a Traditional Participant under the Basic Plan and whose benefits under the Basic Plan are limited by Section 415 or 401(a)(17) of the Code.

1.22	Vesting Service

Vesting Service as defined under the Basic Plan.

ARTICLE II

SOURCE OF BENEFIT PAYMENTS

2.1	Obligation of Company

The Company will establish on its books a liability with respect to its obligation for benefits payable under the Plan to Participants (and their Beneficiaries). Each Participant and Beneficiary will be an unsecured general creditor of the Company with respect to all benefits payable under the Plan.

2.2	No Funding Required

Nothing in the Plan will be construed to obligate the Company to fund the Plan. However, the Company may but shall not be required to establish a trust of which the Company is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Code (a “grantor trust”) and may deposit funds with the trustee of the trust sufficient to satisfy the benefits provided under the Plan. If the Company establishes such a grantor trust and, if at the time of a “change of control” as defined in the trust, the trust has not been fully funded, the Company shall, within the time and manner specified under such trust, deposit in such trust amounts sufficient to satisfy all obligations under the Plan as of the date of deposit. In all events the Company shall remain ultimately liable for the benefits payable under the Plan, and, to the extent the assets at the disposal of the trustee are insufficient to enable the trustee to satisfy all benefits, the Company shall pay all such benefits necessary to meet its obligations under the Plan.

2.3	No Claim to Specific Benefits

Nothing in the Plan will be construed to give any individual rights to any specific assets of the Company, or any other person or entity.

ARTICLE III

BENEFITS

3.1	Pre-2005 Traditional Benefit

(a)

Amount of Pre-2005 Traditional Benefit:    The amount of the Pre-2005 Traditional Benefit payable under the Plan to a Traditional Participant (or to the Traditional Participant’s Beneficiary, in the event of the Traditional Participant’s death) is the Traditional Participant’s accrued benefit as of December 31, 2004 determined in accordance with subsection (b) of this Section, valued as a single life annuity at the Traditional Participant’s Benefit Commencement Date using Basic Plan assumptions in effect at the Traditional Participant’s Delink Calculation Date.

(b)

Traditional Participant’s Accrued Benefit as of December 31, 2004:    A Traditional Participant’s accrued benefit as of December 31, 2004 is equal to Amount A minus Amount B, assuming benefits commence on January 1, 2005 as a single life annuity and based on the Traditional Participant’s Vesting Service through December 31, 2004 and age as of January 1, 2005, where:

(i)

Amount A is the amount of the accrued benefit the Traditional Participant (or Beneficiary) would have been entitled to receive under the Basic Plan as of December 31, 2004 if “earnings” under the Basic Plan included deferrals of base pay, commissions or non-discretionary incentive pay made under the Bank of America 401(k) Restoration Plan; provided, however, that if the limits of Section 1.14(iv) of the Basic Plan apply to the Traditional Participant, such deferrals will be taken into account under this Section only to the extent the deferrals, when added to the commissions, non-discretionary incentive pay and actual base pay previously counted under the Basic Plan in the same year, do not exceed the limit described in Section 1.14(iv) of the Basic Plan, and the limitations of Sections 401(a)(17) and 415 of the Code (and the provisions of the Basic Plan applying those limitations) did not exist; and

(ii)	Amount B is the amount of the accrued benefit payable to the Traditional Participant (or Beneficiary) under the Basic Plan as of December 31, 2004.

3.2	Post-2004 Traditional Benefit

(a)

Amount of Post-2004 Traditional Benefit:    The amount of the Post-2004 Traditional Benefit payable under the Plan to a Traditional Participant (or to the Traditional Participant’s Beneficiary, in the event of the Traditional Participant’s death) is the difference between (i) the lump sum value of the total accrued benefit payable to the Traditional Participant at the Traditional Participant’s Delink Calculation Date determined in accordance with subsection (b) of this

Section and (ii) the lump sum value of the Traditional Participant’s accrued benefit as of December 31, 2004 (determined in accordance with Section 3.1(b)) as of the first day of the month on or after the Traditional Participant’s Delink Calculation Date using the Basic Plan assumptions in effect on the first day of the month on or after the Traditional Participant’s Delink Calculation Date (but not less than zero). The Post-2004 Traditional Benefit is valued as of the Traditional Participant’s Benefit Commencement Date using Basic Plan assumptions.

(b)

Lump Sum Value of Total Accrued Benefit:    The lump sum value of the total accrued benefit payable under the Plan to a Traditional Participant (or to the Traditional Participant’s Beneficiary, in the event of the Traditional Participant’s death) at the Traditional Participant’s Delink Calculation Date is equal to Amount A minus Amount B, assuming that benefits commence as of the first day of the month on or after the Traditional Participant’s Delink Calculation Date as a single life annuity and based on the Traditional Participant’s Vesting Service and age as of the Traditional Participant’s Delink Calculation Date, valued as a lump sum using the Basic Plan assumptions in effect on the first day of the month on or after the Traditional Participant’s Delink Calculation Date where:

(i)

Amount A is the amount of the accrued benefit the Traditional Participant (or Beneficiary) would have been entitled to receive under the Basic Plan as of the first day of the month on or after the Traditional Participant’s Delink Calculation Date if “earnings” under the Basic Plan included deferrals of base pay, commissions or non-discretionary incentive pay made under the Bank of America 401(k) Restoration Plan; provided, however, that if the limits of Section 1.14(iv) of the Basic Plan apply to the Traditional Participant, such deferrals will be taken into account under this Section 3.2(b) only to the extent the deferrals, when added to the commissions, non-discretionary incentive pay and actual base pay previously counted under the Basic Plan in the same year, do not exceed the limit described in Section 1.14(iv) of the Basic Plan, and the limitations of Sections 401(a)(17) and 415 of the Code (and the provisions of the Basic Plan applying those limitations) did not exist; and

(ii)

Amount B is the amount of the accrued benefit payable to the Traditional Participant (or Beneficiary) under the Basic Plan as of the first day of the month on or after the Traditional Participant’s Delink Calculation Date.

3.3	Pre-2005 Cash Balance Benefit

(a)

Amount of Pre-2005 Cash Balance Benefit:    The amount of the Pre-2005 Cash Balance Benefit payable under the Plan to a Cash Balance Participant (or to the Cash Balance Participant’s Beneficiary, in the event of the Cash Balance Participant’s death) is the Cash Balance Participant’s account balance as of December 31, 2004 determined in accordance with subsection (b) of this Section, increased with interest credits from December 31, 2004 to the Benefit Commencement Date using the Basic Plan’s interest crediting rates.

(b)

Pre-2005 Account Balance at December 31, 2004:    The Cash Balance Participant’s pre-2005 account balance at December 31, 2004 is determined as Amount A minus Amount B, based on the Basic Plan assumptions and the Cash Balance Participant’s Vesting Service and age as of December 31, 2004 where:

(i)

Amount A is the amount of the benefit the Cash Balance Participant (or Beneficiary) would have been entitled to receive under the Basic Plan as of December 31, 2004 (expressed as a lump sum if not otherwise a lump sum) if “earnings” under the Basic Plan included deferrals of base pay, commissions or non-discretionary incentive pay made under the Bank of America 401(k) Restoration Plan; provided, however, that if the limits of Section 1.14(iv) of the Basic Plan apply to the Cash Balance Participant, such deferrals will be taken into account under this Section only to the extent the deferrals, when added to the commissions, non-discretionary incentive pay and actual base pay previously counted under the Basic Plan in the same year, do not exceed the limit described in Section 1.14(iv) of the Basic Plan, and “earnings” under the Basic Plan were not limited by Section 401(a)(17) of the Code, and the limitations of Section 415 of the Code (and provisions of the Basic Plan applying those limitations) did not exist; and

(ii)	Amount B is the amount of the benefit payable to the Cash Balance Participant (or Beneficiary) under the Basic Plan as of December 31, 2004 (expressed as a lump sum if not otherwise a lump sum).

3.4	Post-2004 Cash Balance Benefit

(a)

Amount of Post-2004 Cash Balance Benefit:    The amount of the Post-2004 Cash Balance Benefit payable under the Plan to a Cash Balance Participant (or to the Cash Balance Participant’s Beneficiary, in the event of the Cash Balance Participant’s death) is the difference between (i) the Cash Balance Participant’s total account balance at the Cash Balance Participant’s Delink Calculation Date determined in accordance with subsection (b) of this Section and (ii) the Cash Balance Participant’s pre-2005 account balance at December 31, 2004 (determined in accordance with Section 3.3(b)), increased with interest from December 31, 2004 to the Delink Calculation Date (but not less than zero). The Post-2004 Cash Balance Benefit is increased with interest credits from the Cash Balance Participant’s Delink Calculation Date to the last business day immediately preceding complete distribution of the Post-2004 Cash Balance Benefit using the Basic Plan’s interest crediting rates.

(b)

Total Account Balance at Delink Calculation Date:    The total account balance at Delink Calculation Date is determined as Amount A minus Amount B, based on the Basic Plan assumptions and the Cash Balance Participant’s Vesting Service and age as of the Delink Calculation Date where:

(i)

Amount A is the amount of the benefit the Cash Balance Participant (or Beneficiary) would have been entitled to receive under the Basic Plan as of the Cash Balance Participant’s Delink Calculation Date (expressed as a lump sum if not otherwise a lump sum) if “earnings” under the Basic Plan included deferrals of base pay, commissions or non-discretionary incentive pay made under the Bank of America 401(k) Restoration Plan; provided, however, that if the limits of Section 1.14(iv) of the Basic Plan apply to the Cash Balance Participant, such deferrals will be taken into account under this subsection only to the extent the deferrals, when added to the commissions, non-discretionary incentive pay and actual base pay previously counted under the Basic Plan in the same year, do not exceed the limit described in Section 1.14(iv) of the Basic Plan, and “earnings” under the Basic Plan were not limited by Section 401(a)(17) of the Code but were limited to an annual maximum of $250,000, and the limitations of Section 415 of the Code (and provisions of the Basic Plan applying those limitations) did not exist; and

(ii)

Amount B is the benefit payable to the Cash Balance Participant (or Beneficiary) under the Basic Plan as of the Cash Balance Participant’s Delink Calculation Date (expressed as a lump sum if not otherwise a lump sum).

Notwithstanding anything in this subsection to the contrary, if a Cash Balance Participant experiences a Termination of Employment during the Plan Year and is rehired within the same Plan Year, such Cash Balance Participant’s “earnings” for the Plan Year may exceed $250,000 only to the extent necessary to allow such Cash Balance Participant to reach the Section 401(a)(17) of the Code limit in the Basic Plan.

3.5	Payment of Pre-2005 Benefits to Participants

(a)

Payment of Pre-2005 Traditional Benefits to Traditional Participants: The Pre-2005 Traditional Benefit payable under the Plan to or in respect of a Traditional Participant shall be paid in the same form, commence at the same time, and be paid under the same terms and conditions as the benefits paid to the Traditional Participant under the Basic Plan. Such Traditional Participant’s benefit payment election under the Basic Plan shall be treated as the Traditional Participant’s benefit payment election under the Plan with respect to Pre-2005 Traditional Benefit.

(b)	Payment of Pre-2005 Cash Balance Benefits to Cash Balance Participants:

(i)

A Cash Balance Participant shall separately elect the form and timing of the Cash Balance Participant’s Pre-2005 Cash Balance Benefit under the Plan and benefits under the Basic Plan. Such election under the Plan, or change in any prior election, shall be made on a form approved by the Global Human Resources Group. An election under this subsection is not treated as effective unless filed with the Global Human Resources Group at least one year before the Cash Balance Participant’s Termination of Employment, except that a Cash Balance Participant may file an election, which will be treated as effective, before the Cash Balance Participant’s Termination of Employment if (A) the election substitutes one form of annuity distribution for another form of annuity distribution that had been timely elected and (B) such later-elected form is the form of distribution that the Cash Balance Participant elects under the Basic Plan.

(ii)

A Cash Balance Participant who does not have a valid, timely election in effect for the Pre-2005 Cash Balance Benefit on the day before such Cash Balance Participant’s Termination of Employment shall have the Pre-2005 Cash Balance Benefit promptly paid out in a lump sum following Termination of Employment.

(iii)

Notwithstanding the foregoing provisions of this Section, if the value of a Cash Balance Participant’s Pre-2005 Cash Balance Benefit under the Plan at the time of Termination of Employment is $10,000 or less, the Cash Balance Participant’s Pre-2005 Cash Balance Benefit shall be paid out in a lump sum as soon as administratively practicable following Termination of Employment.

(c)

Death Benefits: In the event of the death of the Participant, Pre-2005 Benefits under the Plan will become payable to the Participant’s Beneficiary, under the same terms and conditions specified in the Basic Plan.

3.6	Payment of Post-2004 Benefits to Participants with a Post-2004 Benefit on August 28, 2006

(a)

2006 One-Time Payment Election:    Subject to the provisions of Section 3.8, each Participant with a Post-2004 Benefit on August 28, 2006 had an opportunity during 2006 to make a one-time payment election applicable to such Participant’s Post-2004 Benefit. Each such Participant was able to elect from among the available payment methods set forth in subsection (b) of this Section, and such election was effective as of January 1, 2007. Absent such a payment election, the Participant’s Post-2004 Benefit will be paid in a single lump sum during the first 90 days of the calendar year following the Participant’s Termination of Employment unless the Participant subsequently changes the payment election as provided in subsection (c) of this Section.

(b)

Available Payment Methods:    Subject to the provisions of Section 3.8, effective January 1, 2007, for the payment of Post-2004 Benefits, a Participant’s vested Post-2004 Benefit shall be paid in a single lump sum during the first 90 days of the calendar year following the Participant’s Termination of Employment unless the Participant elects to receive payment of such Participant’s vested Post-2004 Benefit in one of the following forms:

(i)

Lump Sum Payment in Specified Year:    A single lump sum during the first 90 days of the later of (A) the calendar year following the Participant’s Termination of Employment and (B) the calendar year elected by the Participant (but no later than the calendar year in which the Participant reaches age 75).

(ii)

Annual Installments Commencing following Termination of Employment:    Annual installment payments over a period of years elected by the Participant not to exceed 10 commencing during the first 90 days of the calendar year following the Participant’s Termination of Employment.

(iii)

Annual Installments Commencing in Specified Year:    Annual installment payments over a period of years elected by the Participant not to exceed 10 commencing during the first 90 days of the later of (A) the calendar year following the Participant’s Termination of Employment and (B) the calendar year elected by the Participant (but not later than the calendar year in which the Participant reaches age 75).

(c)

Subsequent Changes to Payment Elections:    A Participant may change the timing or form of payment applicable under subsection (b) of this Section, or the timing or form of payment subsequently elected under this subsection, with respect to the Post-2004 Benefit only if (i) such election is made at least 12 months prior to January 1 of the Plan Year in which the payment of the vested Post-2004 Benefit would have otherwise been made or commenced and (ii) the effect of such election is to defer such payment by at least 5 years; provided, however, that no election to change the timing or form of payment may be made if the date the payment of the vested Post-2004 Benefit would have otherwise been made or commenced is less than 5 years from the calendar year in which the Participant would have attained age 75. In the event that a Participant’s election made pursuant to this subsection does not comply with the requirements of this subsection, such election shall be void and the timing and form of payment in effect at the time of such voided election governs.

(d)

Timing and Amount of Annual Installments:    Subject to the provisions of Section 3.8, for a vested Post-2004 Benefit payable as annual installments under subsection (b)(ii) or (b)(iii) of this Section, the first installment shall be paid during the first 90 days of the calendar year following the Participant’s Termination of Employment or the calendar year elected by the Participant, as applicable, and each subsequent installment shall be paid during the first 90 days of each subsequent calendar year during the elected payment period. The amount of each installment payment shall equal the Post-2004 Benefit as of the last business day immediately preceding the applicable payment date divided by the number of remaining installments (including the installment then payable).

3.7	Payment of Post-2004 Benefits to New Participants after August 28, 2006

(a)

Timing and Form of Payment:    Subject to the provisions of subsection (b) of this Section and Section 3.8, the vested Post-2004 Benefit of a Participant who first becomes a Participant after August 28, 2006 shall be payable during the first 90 days of the calendar year following the Plan Year in which the Participant’s Termination of Employment occurs in a single lump sum payment.

(b)

Subsequent Changes to Timing of Payment:    A Participant may change the timing (but not the form) of payment provided under subsection (a) of this Section, or the timing (but not the form) of payment subsequently elected under this subsection, with respect to the Post-2004 Benefit only if (i) such election is made at least 12 months prior to [Confirm this is consistent with administration: January 1 of the Plan Year in which the payment of the Post-2004 Benefit would have otherwise been made] and (ii) the effect of such election is to defer such payment by at least 5 years; provided, however, that no election to change the timing of payment may be made if the date the payment of the Post-2004 Benefit would have otherwise commenced is less than 5 years from the calendar year in which the Participant would have attained age 75. In the event that a Participant’s election made pursuant to this subsection does not comply with the requirements of this subsection, such election shall be void and the timing of payment in effect at the time of such voided election governs.

3.8	General Payment Provisions for Post-2004 Benefits

(a)	Payments of Post-2004 Benefits to Participants Who Terminate Employment Prior to January 1, 2007:

(i)

Traditional Participants:    Payments of the Post-2004 Traditional Benefit to any Traditional Participant whose Termination of Employment occurs prior to January 1, 2007 and who has an Annuity Starting Date under the Basic Plan prior to January 1, 2007 shall be made in accordance with the provisions of Section 3.5(a) of the Plan at the same time and in the same form as if such Post-2004 Traditional Benefit were a Pre-2005 Traditional Benefit.

(ii)

Cash Balance Participants:    Payments of the Post-2004 Cash Balance Benefit to any Cash Balance Participant whose Termination of Employment occurs prior to January 1, 2007 shall be made in accordance with the provisions of Section 3.5(b) at the same time and in the same form as if such Post-2004 Cash Balance Benefit were a Pre-2005 Cash Balance Benefit.

(b)

Automatic Lump Sum Payment for Cash Balance Participants:    Notwithstanding any provision in the Plan to the contrary, but subject to the provisions of subsection (d) of this Section, if applicable, a Cash Balance Participant’s Post-2004 Benefit shall be payable in a single cash payment during the first 90 days of the calendar year following the Participant’s Termination of Employment if the sum of the Pre-2005 Cash Balance Benefit and the Post-2004 Cash Balance Benefit determined at the Delink Calculation Date is $10,000 or less, or the Participant is vested but has less than 5 years of Vesting Service.

(c)

Death of a Participant:    If a Participant dies before having been paid the Participant’s entire Post-2004 Benefit (including a Participant receiving installment payments), the remaining unpaid balance of the Post-2004 Benefit shall be payable to the Participant’s Beneficiary in a single cash payment within 90 days following the end of the Plan Year in which the Participant dies; provided, however, that if the Global Human Resources Group is not provided with sufficient advance notice of the Participant’s death to pay the Post-2004 Benefit within 90 days following the Plan Year in which the Participant dies, then payment shall be made within 90 days after the end of the Plan Year in which such notice of death is received by the Global Human Resources Group.

(d)

Special Provisions for “Specified Employees”:    Notwithstanding any provision in the Plan to the contrary, to the extent applicable, in no event shall any payment hereunder be made to a “specified employee” within the meaning of Section 409A of the Code earlier than 6 months after the date of the Participant’s Termination of Employment, except in connection with the Participant’s death. If a specified employee’s Termination of Employment occurs before July 1 of a Plan Year, the earliest date that the specified employee’s Post-2004 Benefit shall be paid is during the first 90 days of the calendar year following the Participant’s Termination of Employment. If a specified employee’s Termination of Employment occurs on or after July 1 in a calendar year, the earliest date that the specified employee’s Post-2004 Benefit shall be paid is during the first 90 days of the second calendar year following the Participant’s Termination of Employment.

3.9	Vesting

If a Participant or Beneficiary is not entitled to receive a benefit under the Basic Plan because the benefit is not vested, the Participant or Beneficiary shall also not be entitled to receive benefits under the Plan.

3.10	Other Payment Provisions

To be effective, any elections under this Article shall be made on such form, at such time and pursuant to such procedures as determined by the Global Human Resources Group in its sole discretion from time to time.

ARTICLE IV

ADMINISTRATION

4.1	Committee

The Plan shall be administered by the Committee (although certain provisions of the Plan shall be administered by the Global Human Resources Group as specified herein). The Committee shall have full discretionary authority to interpret the provisions of the Plan, and decide all questions and settle all disputes which may arise in connection with the Plan, and may establish its own operative and administrative rules and procedures in connection therewith, provided such procedures are consistent with the requirements of Section 503 of ERISA. All interpretations, decisions and determinations made by the Committee will be binding on all persons concerned. No member of the Committee who is a Participant in the Plan may vote or otherwise participate in any decision or act with respect to a matter relating solely to such member (or to such member’s Beneficiaries). Not in limitation, but in amplification, of the foregoing provisions of this Section, the Committee has the duty and power to modify or supplement any Plan accounting method, practice or procedure, make any adjustments to accounts or modify or supplement any other aspect of the operation or administration of the Plan in such manner and to such extent consistent with and permitted by the Code that the Committee deems necessary or appropriate to correct errors and mistakes, to effect proper and equitable account adjustments or otherwise to ensure the proper and appropriate administration and operation of the Plan.

ARTICLE V

AMENDMENT OR TERMINATION OF PLAN

5.1	Amendment and Termination

The Plan may be amended or terminated in writing by the Committee or the Company in any manner at any time. Notwithstanding the previous sentence, no such amendment or termination shall reduce the amount of a Participant’s benefit or the Participant’s distribution rights related thereto as determined under the provisions of the Plan in effect immediately prior to such amendment or termination, and this second sentence of this Article is irrevocable and may not be amended.

ARTICLE VI

MISCELLANEOUS

6.1	Assignment or Alienation

(a)

Except as provided in subsection (b) of this Section or as otherwise required by applicable law, the interest hereunder of any Participant or Beneficiary shall not be alienable by the Participant or Beneficiary by assignment or any other method and will not be subject to be taken by the Participant’s or Beneficiary’s creditors by any process whatsoever, and any attempt to cause such interest to be so subjected shall not be recognized.

(b)

All or a portion of a Participant’s benefit under the Plan may be paid to another person as specified in a “Qualified Domestic Relations Order.” For this purpose, a “Qualified Domestic Relations Order” means a judgment, decree, or order (including the approval of a settlement agreement) which is:

(i)	issued pursuant to a State’s domestic relations law;

(ii)	relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant;

(iii)	creates or recognizes the right of a spouse, former spouse, child or other dependent of the Participant to receive all or a portion of the Participant’s benefits under the Plan;

(iv)	provides for payment in an immediate lump sum as soon as practicable after the Committee determines that a Qualified Domestic Relations Order exists; and

(v)	meets such other requirements established by the Committee.

(c)	The Committee shall determine whether any document received by it is a Qualified Domestic Relations Order. In making this determination, the Committee may consider:

(i)	the rules applicable to “domestic relations orders” under Section 414(p) of the Code and Section 206(d) of ERISA;

(ii)	the procedures used under the Basic Plan to determine the qualified status of domestic relations orders; and

(iii)	such other rules and procedures as it deems relevant.

6.2	Limitation of Rights

Neither the establishment of the Plan, nor any amendment thereof, nor the payment of any benefits will be construed as giving any individual any legal or equitable right against the Company, any Participating Employer, or the Committee. In no event will the Plan be deemed to constitute a contract between any Employee and the Company, a Participating Employer, or the Committee. The Plan shall not be deemed to be consideration for, or an inducement for, the performance of services by any employee of a Participating Employer.

6.3	Receipt and Release

Any payment under the Plan to any Participant or Beneficiary, or to any individual as described in Section 6.12 shall be in satisfaction of all claims with respect to benefits under the Plan against the Company, any Participating Employer, and the Committee.

6.4	Governing Law

The Plan will be construed, administered, and governed in accordance with the laws of the State of North Carolina, except to the extent such laws are preempted by federal law.

6.5	Status Under ERISA

The Plan is maintained for purposes of providing deferred compensation for a select group of management or highly compensated employees. In addition, to the extent that the Plan makes up benefits limited under the Basic Plan as a result of Section 415 of the Code, the Plan shall be considered an “excess benefit plan” within the meaning of ERISA.

6.6	Compliance with Section 409A of the Code

The Plan is intended to comply with Section 409A of the Code, with respect to amounts earned or vested under the Plan after 2004. Further, the Plan is intended to be operated and administered in a manner (a) that will not constitute a “material modification” of the Plan for purposes of the effective date provisions of Section 409A of the Code or (b) that would otherwise cause amounts earned and vested prior to 2005 to become subject to the requirements of Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with this intent.

6.7	Severability

If any provision of the Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

6.8	Headings and Subheadings

Headings and subheadings are inserted for convenience only and are not to be considered in the construction of the provisions of the Plan.

6.9	Nonduplication of Benefits

The benefits payable to a Participant under this Plan shall be reduced on an Actuarial Equivalent basis by the benefit such Participant earned under any other similar nonqualified excess defined benefit plan that does not provide for a reduction of benefits under such plan, for benefits payable under this Plan, to the extent that the benefits under such plan were accrued upon the Participant’s service that was included as credited service under this Plan.

6.10	Social Security Tax

Subject to the requirements of Section 3121(v)(2) of the Code, the Committee has the full discretion and authority to determine when Federal Insurance Contribution Act (“FICA”) taxes on a Participant’s Plan benefit or account are paid and whether any portion of such FICA taxes shall be withheld from the Participant’s wages or deducted from the Participant’s benefit or account.

6.11	Claims Procedure

Any claim for benefits under the Plan by a Participant or Beneficiary shall be made in accordance with the claims procedures set forth in the Basic Plan.

6.12	Payment for Benefit of Incapacitated Individual

In the event any amount becomes payable under the provisions of the Plan to a Participant, Beneficiary, or other person who is a minor or an incompetent, whether or not declared incompetent by a court, such amount may be paid directly to the minor or incompetent person or to such person’s fiduciary (or attorney-in-fact in the case of an incompetent) as the Global Human Resources Group, in its sole discretion, may decide, and the Global Human Resources Group shall not be liable to any person for any such decision or any payment pursuant thereto.

6.13	Limited Effect of Restatement

Notwithstanding anything to the contrary contained in the Plan, to the extent permitted by ERISA and the Code, this instrument shall not affect the availability, amount, form or method of payment of benefits being paid before the effective date hereof to any Participant for former Participant (or a Beneficiary of either) in the Plan who is not an active Participant on or after the effective date hereof, said availability, amount, form or method of payment of benefits, if any, to be determined in accordance with the applicable provisions of the Plan as in effect prior to the effective date hereof.

6.14	Binding Effect

The Plan (including any and all amendments thereto) shall be binding upon the Participating Employers, their respective successors and assigns, and upon the Participants and their Beneficiaries and their respective heirs, executors, administrators, personal representatives and all other persons claiming by, under or through any of them.

IN WITNESS WHEREOF, Bank of America Corporation has caused the Plan to be executed by its duly authorized officer this 24th day of November, 2008.

BANK OF AMERICA CORPORATION

By:	/s/ Mark S. Behnke

Mark S. Behnke, Global Compensation, Benefits
and Shared Services Executive

APPENDIX A

SPECIAL RULES FOR SERVICE WITH ACQUIRED ENTITIES

This Appendix A is part of the Plan and contains special rules applicable only to the Participants described herein. If provisions of this Appendix A conflict with any other provisions of the Plan with respect to such Participants, the provisions of this Appendix A shall govern.

A.	Shawmut National Corporation

1.

The Shawmut National Corporation Excess Benefit Plan (“Shawmut Excess Plan”) merged into the Plan effective as of January 1, 1997. As of that date, the liabilities of the Shawmut Excess Plan became the liabilities of the Plan and the Shawmut Excess Plan ceased to exist. Notwithstanding anything in the Plan to the contrary, the benefit under the Plan of a Participant who was a former participant in the Shawmut Excess Plan shall not be less than the benefit such Participant would be deemed to have accrued under the terms of the Shawmut Excess Plan as of the date this Appendix A was adopted.

2.

Each individual who was a participant in the Shawmut Excess Plan or the Shawmut National Corporation Executive Supplemental Retirement Plan (“Shawmut SERP”) immediately prior to the date as of which Shawmut National Corporation merged with Fleet Financial Group, Inc. (predecessor to the Company), and who became an employee of the Company or a subsidiary or affiliate as of said merger date, became a Participant in the Plan as of January 1, 1997. This Section A of Appendix A applies solely to former participants in the Shawmut Excess Plan or Shawmut SERP (“Shawmut Participants”).

3.

The benefits of Shawmut Participants shall be determined by taking into account the principles and provisions of Specification Schedule J of the Basic Plan. For Traditional Participants, this includes adjustment of their December 31, 1996 benefit, transferred from the Shawmut Excess Plan, for increases in Average Annual Compensation after 1996.

4.

As of January 1, 1997, the following Cash Balance Participants shall have the following opening amounts credited to their Cash Balance Accounts under the Plan, which represents the total value of their benefits under the Shawmut Excess Plan as of December 31, 1996, reduced by the deemed Shawmut Excess Plan offset described in Section 5, where applicable, expressed as a single sum:

Appendix A-1

NAME	PERSON NUMBER	OPENING CASH BALANCE
CLAFFEE, JAMES	Not Available	$ 2,418.50
DELFINO, PAUL	Not Available	$ 6,747.34
EYLES, DAVID	Not Available	$17,775.70
FALK, MICHAEL	Not Available	$ 1,509.82
HEDGES JR., ROBERT	Not Available	$ 3,074.22
HUSTON, JOHN	Not Available	$ 7,843.30
MALLON, WILLIAM	Not Available	$ 4,567.26

5.

Because participants in the Shawmut SERP were not also participants in the Shawmut Excess Plan, their benefit under the Plan, which is calculated by taking into account their service with Shawmut, shall be reduced by the following amounts, or the Actuarial Equivalent thereof, which are the benefits that they would have accrued under the Shawmut Excess Plan as of December 31, 1996, with Credited Service frozen as of December 1, 1995, if they had been participants in the Shawmut Excess Plan:

NAME	PERSON NUMBER	EXCESS PLAN OFFSET OF MONTHLY NORMAL RETIREMENT BENEFIT
BERGER, JOHN	Not Available	$ 382.62
BROMAGE, WILLIAM	Not Available	$ 364.00
KRAUS, EILEEN	Not Available	$2,294.25
OVERSTROM, GUNNAR	Not Available	$8,170.96
ROTTNER, SUSAN	23510624	$ 565.74

B.	Liberty Wanger Asset Management

No employee who was employed with Liberty Wanger Asset Management, L.P. at the time of the acquisition by Fleet National Bank (predecessor to the Company) of the asset management business of Liberty Financial Companies, Inc., shall be a Participant in the Plan at any time prior to January 1, 2005.

C.	Progress Investment Management Company, Inc.

Notwithstanding anything in the Plan to the contrary, Marx Cazenave, a former employee of Progress Investment Management Company, Inc., shall not be a Participant in the Plan, and neither Mr. Cazenave nor any Beneficiary of his shall be entitled to a benefit under the Plan.

Appendix A-2

D.	Fleet Capital Corporation

1.	Merger:

The Fleet Capital Corporation Retirement Restoration Plan (“Fleet Capital Restoration Plan”) shall merge into the Plan effective as of January 1, 2006. As of that date, the liabilities of the Fleet Capital Restoration Plan shall become the liabilities of the Plan and the Fleet Capital Restoration Plan shall cease to exist.

2.	Eligibility:

This Section D of Appendix A shall apply solely to employees who had been participants in the Fleet Capital Restoration Plan (“Fleet Capital Participants”), determined as follows:

(a)

Subject to the provisions of subsections (b) and (c) of this Section 2, the Committee shall in its sole discretion determine which Participants of the Retirement Plan of Fleet Capital Corporation shall be entitled to participate in the Plan. Such Participants shall be memorialized in a Schedule of Plan Participants, which Schedule may from time to time be modified by the Committee, and which Schedule is set forth in Section 8 of this Section D.

(b)

Any Plan Participant who is not included in the Schedule of Participants described in subsection (a) of this Section, but who has accrued a benefit under the Fleet Capital Restoration Plan as of February 28, 1997, shall cease to accrue further benefits under the Fleet Capital Restoration Plan as of March 1, 1997, but shall continue to be a Participant with respect to benefits accrued prior to such date until the earlier of the date such Participant ceases to be entitled to benefits under the terms of the Plan, or the date such Participant receives payment from a Participating Employer with respect to all amounts accrued to him under the terms of the Plan.

(c)	In no event shall a Participant or Beneficiary who is not entitled to benefits under Specification Schedule M of the Basic Plan become entitled to benefits under the Plan.

(d)

Any Plan Participant who is not included in the Schedule of Participants described in subsection (a) of this Section 2, but who has accrued a benefit under the Fleet Capital Restoration Plan as of June 30, 1997 shall cease to accrue further benefits under the Fleet Capital Restoration Plan as of June 30, 1997, but shall continue to be a Participant with respect to benefits accrued prior to such date until the

Appendix A-3

earlier of the date such Participant ceases to be entitled to benefits under the terms of the Plan, or the date such Participant receives payment from a Participating Employer with respect to all amounts accrued to him under the terms of the Plan.

3.	Amount Of Benefit:

Notwithstanding Article IV, the benefits of Fleet Capital Participants shall be determined as follows:

(a)

The benefit which a Participating Employer shall provide to a Fleet Capital Participant who is eligible to participate as a Class I Participant pursuant to the provisions of the Schedule of Participants as revised effective June 1, 1998, or the Participant’s Beneficiary(ies) under the Plan shall equal the benefit determined under subsection (c) of this Section 3, provided that if such Participant’s employment with the Participating Employers is for any reason involuntarily terminated by the Participating Employers, such Participant shall for purposes of this Section 3 be credited with additional Years of Service equal in number to the additional Years of Service he would have earned under the terms of Specification Schedule M of the Basic Plan had he continued in the employ of the Participating Employers through his Normal Retirement Date. Such additional Years of Service shall be credited as of his date of termination of employement.

(b)

The benefit which the Participating Employers shall provide to a Fleet Capital Participant who is eligible to participate as a Class II Participant pursuant to the provisions of the Schedule of Participants as revised effective June 1, 1998, or the Participant’s Beneficiary(ies) under the Plan shall equal the benefit determined under subsection (c) of this Section 3, provided that if such Participant’s employment with the Participating Employers is for any reason involuntarily terminated by the Participating Employers, such Participant shall for purposes of this Section 3 be credited with additional Years of Service equal in number to the additional Years of Service he would have earned under the terms of Specification Schedule M of the Basic Plan had he continued in the employ of the Participating Employers through his Early Retirement Date. Such additional Years of Service shall be credited as of his date of termination of employment.

(c)

Subject to the provisions of subsections (a) and (b) of this Section 3, the benefit which the Participating Employers shall provide to a Fleet Capital Participant who is eligible to participate as a Class I, Class II or Class III Participant pursuant to the provisions of the Schedule of Participants as revised effective June 1, 1998, or the Participant’s Beneficiary(ies) under the Plan shall equal the excess of (i) reduced by (ii), where:

Appendix A-4

(i)	equals the monthly benefit which would have been provided to such Participant or his Beneficiary under the Specification Schedule M of the Basic Plan, calculated without regard to the following:

(A)	without regard to any reduction in compensation attributable to participation in a non-qualified plan of deferred compensation;

(B)

without regard to any reduction in compensation attributable to participation in Specification Schedule M of the Basic Plan if such Specification Schedule M of the Basic Plan where administered without regard to the provisions of Section 415 of the Code;

(C)	without regard to the provisions of Section 401(a)(17) of the Code;

(D)	without regard to the reduction in bonus earnings taken into consideration in determining Specification Schedule M of the Basic Plan pensionable earnings pursuant to Part I(c)(i)(B) thereof; and

(E)

without regard to any reduction applicable to such Participant who is not eligible for any early retirement subsidy otherwise available under the terms of Specification Schedule M of the Basic Plan because of such Participant’s status as a Highly Compensated Employee as defined in the Basic Plan; and

(ii)	equals the sum of (A), (B) and (C) where:

(A)

equals the benefit which will be provided to such Participant or his Beneficiary under Specification Schedule M of the Basic Plan subject to the restrictions and limitations described in paragraph (i) hereof;

(B)

equals the benefit, if any, accrued to such Participant or his Beneficiary under the terms of the Restated Retirement Plan of BarclaysAmericanCorporation, or the Restated Retirement Plan of Barclays Bank PLC, as applicable, on January 31, 1995; and

(C)

equals the benefit, if any, accrued to such Participant or his Beneficiary under the terms of the BarclaysAmericanCorporation Retirement Restoration Plan, or the Barclays Bank PLC Retirement Restoration Plan, as applicable, on January 31, 1995.

Appendix A-5

(d)

The benefit which the Participating Employers shall provide to a Fleet Capital Participant who is eligible to participate as a Class IV Participant pursuant to the provisions of the Schedule of Participants as revised effective June 1, 1998, or the Participant’s Beneficiary(ies) under the Plan shall equal the excess of (i) reduced by (ii), where:

(i)	equals the monthly benefit which would have been provided to such Participant or his Beneficiary under Specification Schedule M of the Basic Plan, calculated without regard to the following:

(A)	subject to Item (E), without regard to any reduction in compensation attributable to participation in a non-qualified plan of deferred compensation;

(B)

subject to Item (E), without regard to any reduction in compensation attributable to participation in Specification Schedule M of the Basic Plan if such Specification Schedule where administered without regard to the provisions of Section 415 of the Code; (C) subject to Item (E), without regard to the provisions of Section 401(a)(17) of the Code;

(C)

with respect to bonus earnings paid prior to July 1, 1997, without regard to the reduction in bonus earnings taken into consideration in determining Specification Schedule M of the Basic Plan pensionable earnings pursuant to Part I(c)(i)(B) thereof;

(D)

with respect to bonus earnings paid on or after July 1, 1997, without regard to so much of the reduction in bonus earnings excluded in determining Specification Schedule M of the Basic Plan pensionable earnings pursuant to Part I(c)(i)(B) thereof as does not exceed 150% of such Participant’s annual base salary or wages taken into consideration as pensionable earnings under the terms of the Specification Schedule M of the Basic Plan; and

(E)

without regard to any reduction applicable to such Participant who is not eligible for any early retirement subsidy otherwise available under the terms of Specification Schedule M of the Basic Plan because of such Participant’s status as a Highly Compensated Employee as defined in the Basic Plan; and

(ii)	equals the sum of (A), (B) and (C) where:

(A)

equals the benefit which will be provided to such Participant or his Beneficiary under Specification Schedule M of the Basic Plan subject to the restrictions and limitations described in paragraph (i);

Appendix A-6

(B)

equals the benefit, if any, accrued to such Participant or his Beneficiary under the terms of the Restated Retirement Plan of BarclaysAmericanCorporation, or the Restated Retirement Plan of Barclays Bank PLC, as applicable, on January 31, 1995; and

(C)

equals the benefit, if any, accrued to such Participant or his Beneficiary under the terms of the BarclaysAmericanCorporation Retirement Restoration Plan, or the Barclays Bank PLC Retirement Restoration Plan, as applicable, on January 31, 1995.

(e)

The benefit which the Participating Employers shall provide to a Fleet Capital Participant who is eligible to participate as a Class V Participant pursuant to the provisions of the revised Schedule of Participants as revised effective July 1, 2000, or the Participant’s Beneficiary (ies) under the Plan shall equal the excess of (i) reduced by (ii) where:

(i)	equals the monthly benefit which would have been provided to such Participant or Beneficiary under Specification Schedule M of the Basic Plan, calculated with regard to the following:

(A)	with respect to the provisions of Section 401(a)(17) of the Code;

(B)

with respect to bonus earnings included in determining pensionable earnings pursuant to Part I(c)(i)(B) of said Specification Schedule thereof up to 20% of such Participant’s annual base salary or wages taken into consideration as pensionable earnings under the terms of such Specification Schedule;

(C)

with respect to the accrued benefit, if any, to such Participant under the terms of the Retirement Plan for BarclaysAmerican Corporation or the Barclays Bank PLC U.S.A. Staff Pension Plan, as applicable on January 31, 1995;

(D)	with respect to accrued benefit, if any, to such Participant under the terms of the NatWest Bank, N.A. Retirement Plan determined as of December 31, 1996.

(ii)	is the benefit, if any, accrued to such Participant under the terms of the Basic Plan.

Appendix A-7

(f)

Notwithstanding any other provision of the Plan to the contrary, no amount received by a Fleet Capital Participant as special pay, stay pay or severance pay, including, but not limited to, any amount paid from any pool of funds created in connection with the sale of Barclays Commercial Corporation shall be taken into account for purposes of determining the amount of benefits payable under the Plan.

(g)

Notwithstanding any other provision of the Plan to the contrary, a Fleet Capital Participant who was a Participant in the Fleet Capital Restoration Plan on February 28, 1997, but who is not included in the Schedule of Participants with respect to benefits accruing on and after March 1, 1997, shall cease to accrue Fleet Capital Restoration Plan benefits on and after March 1, 1997. The Committee shall pay such Participants out pursuant to the provisions of Section 4 hereof.

(h)

Notwithstanding any other provision of the Plan to the contrary, a Fleet Capital Participant who was a Participant in the Fleet Capital Restoration Plan on June 30, 1997, but who is not included in the Schedule of Participants with respect to benefits accruing on and after July 1, 1997, shall cease to accrue Fleet Capital Restoration Plan benefits on and after July 1, 1997. The Committee shall pay such Participants out pursuant to the provisions of Section 4 hereof.

4.	Form and Timing of Benefits:

Payment of Plan benefits to a Fleet Capital Participant or the Participant’s Beneficiary shall be made in accordance with the provisions of Section 4 of the Plan. Plan benefits shall in all respects be subject to any applicable income tax withholding under federal or state law.

5.	Vesting:

A Fleet Capital Participant shall have the same nonforfeitable right to benefits payable on the Participant’s behalf under the Plan as such Participant has to benefits payable on the Participant’s behalf pursuant to the provisions of Specification Schedule M of the Basic Plan provided, however, that such benefits are subject to complete forfeiture to the extent that, in the sole and exclusive discretion of the Participating Employer, such Participant is determined to have engaged in activities, whether before or after Plan benefit payments commence, which are both fraudulent and detrimental to a Participating Employer.

6.	Definitions:

All terms under Section D of Appendix A of the Plan shall have the meaning set forth for such terms pursuant to the provisions of Specification Schedule M of the Basic Plan.

Appendix A-8

7.	Amendment and Funding:

This Section D of Appendix A may be amended only with the written consent of Bank of America, N.A. All benefits determined to be payable under the Fleet Capital Restoration Plan, and all benefits earned under this Section D after the merger, shall be a liability of, and be paid by, Bank of America, N.A.

8.	Schedule of Participants:

As described in Section 2, the Schedule of Plan Participants, executed as of September 11, 2000, is as follows:

Class II Participants

PERSON NUMBER	LAST NAME	FIRST NAME
28086101	Coppedge	Ferrell
24848406	Farley	Michael
29958700	Strauss	Philip
30119520	Swindells	William

Class III Participants

PERSON NUMBER	LAST NAME	FIRST NAME
30119129	Meyers	James

Class IV Participants

PERSON NUMBER	LAST NAME	FIRST NAME
30050784	Ausburn	Lawrence
23735129	Clack	Ronald
30117855	Dianich	Michael Sr.
22267721	Dumelin	Bruce
30120791	Gagnon	Richard
30117694	Johnson	Michael

Appendix A-9

PERSON NUMBER	LAST NAME	FIRST NAME
24464035	Meier	Alan
25059340	Pengelly	Audrey
29749184	Solomon	Stuart

Class V Participants

PERSON NUMBER	LAST NAME	FIRST NAME
21313318	Kreft	Ira
26520022	Tornow	Brian
Not Available	Terry	J. Cameron
21551974	Broderick	Timothy
25506500	Clarke	Timothy

Appendix A-10